Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145194) pertaining to the National Interstate Savings and Profit Sharing Plan of our report dated June 24, 2009 with respect to the financial statements and supplemental schedule of the National Interstate Savings and Profit Sharing Plan included in the Annual Report (Form 11-K) for the years ended December 31, 2008 and 2007.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio

June 24, 2009